EXHIBIT 23.1



                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS


Integrated Spatial Information Solutions, Inc.
Golden, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 20, 1998, relating to the financial statements of Integrated Spatial Information Solutions, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Denver, Colorado
October 13, 1999